Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Energy Fuels Inc.
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/23/2204
Reporting Entity ESTMA Identification Number	E541761		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Nathan Bennett				Date	5/23/2024
Position Title	CAO & Interim CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Energy Fuels Inc.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E541761
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	National Government of the United States	Bureau of Land Management	-	-	400,000	-	-	-	-	400,000
United States of America	National Government of the United States	Bureau of Land Management - SLC	-	-	110,000	-	-	-	-	110,000
United States of America	Johnson County Wyoming	Johnson County Clerk	210,000	-	-	-	-	-	-	210,000
United States of America	Johnson County Wyoming	Johnson County Treasurer	160,000	-	-	-	-	-	-	160,000
United States of America	County of San Juan, Utah	San Juan County Treasurer	370,000	-	-	-	-	-	-	370,000
United States of America	State of Utah	Utah Dept of Environmental Quality	-	-	160,000	-	-	-	-	160,000
United States of America	State of Utah	Utah Trust Lands Administration	-	160,000	40,000	-	-	-	-	200,000
United States of America	State of Wyoming	WY Dept of Environmental Quality	-	-	120,000	-	-	-	-	120,000
Additional Notes:

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Energy Fuels Inc.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E850912
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Nichols Ranch	370,000	-	520,000	-	-	-	-	890,000
United States of America	White Mesa Asset Group	370,000	-	180,000	-	-	-	-	550,000
United States of America	Colorado Plateau	-	160,000	80,000	-	-	-	-	240,000
United States of America	White Canyon Corp	-	-	20,000	-	-	-	-	20,000
United States of America	Henry Mountains	-	-	30,000	-	-	-	-	30,000
Additional Notes[3]: